UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(AMENDMENT NO. 1)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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OPTICAL COMMUNICATION PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPTICAL COMMUNICATION PRODUCTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2007

TO THE STOCKHOLDERS OF OPTICAL COMMUNICATION PRODUCTS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Optical Communication Products, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, January 24, 2007, at 10:00 a.m. Pacific Time at 6101 Variel Avenue, Woodland Hills, California 91367, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect eight directors to serve on the Company’s Board of Directors until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To approve an amendment to the Company’s 2000 Stock Incentive Plan to increase the number of shares of Class A common stock reserved for issuance under the Plan by 10,000,000 shares (from 12,121,680 to 22,121,680);

3. To approve a special grant of stock options covering 1,500,000 shares of our Class A common stock to Philip F. Otto;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 2007; and

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The Company’s Board of Directors has fixed the close of business on December 12, 2006, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection on the day of the meeting at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Philip F. Otto
Director, Chief Executive Officer and President

Woodland Hills, California
December 28, 2006

OPTICAL COMMUNICATION PRODUCTS, INC.
6101 Variel Avenue
Woodland Hills, California 91367
(818) 251-7100

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2007

The enclosed proxy is solicited on behalf of the Board of Directors of Optical Communication Products, Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders to be held on Wednesday, January 24, 2007, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2007 annual meeting will be held at our principal executive offices at 6101 Variel Avenue, Woodland Hills, California 91367.

Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the 2007 annual meeting and was prepared by management for our board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about December 28, 2006.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2007 annual meeting is limited to the Company’s stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on December 12, 2006. On December 12, 2006, the record date for determination of stockholders entitled to notice of and to vote at the 2007 annual meeting, 47,452,409 shares of our Class A common stock, par value $0.001 per share, were issued and outstanding, and 66,000,000 shares of our Class B common stock, par value $0.001 per share, were issued and outstanding. No shares of our preferred stock, par value $0.001 per share, were outstanding on the record date.

Holders of common stock will vote at the 2007 annual meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held. The Class A common stock and the Class B common stock are collectively referred to herein as the “common stock.” The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2007 annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the director nominees and FOR each of the other proposals to be considered at the meeting.

Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP’s program.

Signing and returning the proxy card does not affect the right to vote in person at the 2007 annual meeting.

What if other matters come up at the 2007 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2007 annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Corporate Secretary, at our principal executive offices at 6101 Variel Avenue, Woodland Hills, California 91367, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the 2007 annual meeting and voting in person.

Can I vote in person at the 2007 Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card, you can attend the 2007 annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the 2007 annual meeting, who will separately tabulate affirmative and negative votes and abstentions. Abstentions are counted as present for purposes of determining whether or not there is a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, the nominee can vote them as it sees fit on “routine” matters. Both proposals are considered to be routine.

We will have a quorum and be able to hold the 2007 annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

In the election of directors, the eight nominees receiving the highest number of affirmative votes shall be elected. You may not cumulate votes in the election of directors. The affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the 2007 annual meeting is required for the ratification of the auditors.

The Furukawa Electric Co., Ltd. holds shares representing approximately 93.3% of the total voting power of the common stock as of the record date and, as a result, can control the outcome of each of the proposals to be acted upon at the 2007 annual meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail. Fees for such services are estimated to be approximately $30,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our 2008 annual meeting and included in our proxy materials relating to the 2008 annual meeting must be received by Corporate Secretary, Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367 no later than August 30, 2007, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2008 annual meeting.

If a stockholder wishes to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2008 annual meeting, the stockholder must give advance notice to us prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than December 10, 2007, which is 45 calendar days prior to the anniversary of the date of the 2007 annual meeting. However, in the event that the 2008 annual meeting is called for a date which is not within thirty days of the anniversary of the date of the 2007 annual meeting, stockholder proposals intended for presentation at the 2008 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the date on which public announcement of the date of the 2008 annual meeting is first made. If a stockholder gives notice of such proposal after December 10, 2007, then the proxy solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such stockholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This proxy statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of eight directors to our board of directors. Proposal No. 2 requests ratification of our independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors has nominated each of the persons listed below for election as a director to serve for a one-year term and until his or her successor is duly elected and qualified. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors’ eight nominees below. Proxies cannot be voted for more than the eight named nominees.

Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

The names of the nominees, and certain information about them, are set forth below.

		Director
Name	Age	Since	Position

Muoi Van Tran	55	1991	Chairman of the Board, Executive Vice President and Chief Technology Officer
Philip F. Otto(4)	65	2006	Director, Chief Executive Officer and President
Stewart D. Personick(1)(2)(3)	59	2000	Director
Hobart Birmingham(1)(2)(3)	62	2002	Director
David Warnes(1)	60	2002	Director
Yukimasa Shiga(2)	53	2004	Director
Haruki Ogoshi	50	2005	Director
Arinobu Sato	47	2005	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Special Stock Option Committee

(4)	Mr. Otto was appointed to the board of directors on July 26, 2006 to fill the vacancy created when the board of directors increased the authorized number of directors from seven to eight.

Muoi Van Tran co-founded our company, has been a director since October 1991, Chairman of our board of directors since November 2002 and has been our Executive Vice President and Chief Technology Officer since July 2006. Dr. Tran resigned from our company effective December 31, 2006 but will remain as Chairman of our board of directors. Dr. Tran served as our President from September 1994 to July 2006 and our Chief Executive Officer from March 1999 to July 2006. Dr. Tran also served as our Chairman of our board of directors from January 2001 to May 2002. Prior to joining us, Dr. Tran was the Director and Vice President of research, development and engineering and Systems Business Unit Manager at PCO, Inc., a manufacturer of fiber optic products, from 1984 to 1991. Dr. Tran was a Member of Technical Staff at TRW ElectroOptic Research Center, a research and development center, from 1981 to 1984 and at Bell Laboratories, a research center, from 1978 to 1981. Dr. Tran was the Technical Program Co-Chair of the 1991 Optical Fiber Communications Conference and General Co-Chair of the jointly-held Optical Fiber Communications and Integrated Optics and Optical Communications Conference in 1993. Dr. Tran has over 25 years of experience in the field of fiber optics, and earned his Ph.D. in electrical engineering from the University of Western Australia.

Philip F. Otto, has been a director and our Chief Executive Officer and President since July 2006. Mr. Otto served as our Interim Chief Financial Officer from May 2006 to August 2006. Prior to joining our company, Mr. Otto had been an independent corporate strategic and financial advisor since 2003. From 2000 to 2003, Mr. Otto was chairman and chief executive officer of MedioStream, Inc., a California software company. From 1998 to 1999, Mr. Otto worked as an independent consultant providing financial and strategic advisory services to small technology-oriented companies and investors. From 1992 to 1997, Mr. Otto served as chairman and chief executive officer of California Microwave, Inc (after having been its chief financial officer). Mr. Otto earned a bachelor of science degree from the Yale School of Engineering and a master’s degree in business administration from Harvard Business School.

Stewart D. Personick has been a director and member of our audit and compensation committees since November 2000. In addition, Dr. Personick has served as a member of our special stock option committee since April 2002 and nominating committee from July 2002 to February 2006, respectively. Since March 2006, Dr. Personick has been an independent consultant. From December 2005 to March 2006, Dr. Personick was the Director of the Secure Infrastructure Laboratory at Stevens Institute of Technology in Hoboken, New Jersey. From September 2004 to December 2005, Dr. Personick was a College of Engineering Distinguished Professor at Drexel University in Philadelphia, PA. From September 2003 to August 2004, Dr. Personick was an independent consultant. From September 1998 to August 2003, he was the E. Warren Colehower Chair Professor of Telecommunications and Information Networking at Drexel University, and the Director of Drexel’s Center for Telecommunications and Information Networking. From January 1984 to July 1998, Dr. Personick was Vice President at Bell Communication Research, a research and development company. Dr. Personick has been a fellow of the Institute of Electrical and Electronics Engineers since 1983, a fellow of the Optical Society of America since 1988, a member of the U.S. National Academy of Engineering since 1992 and he received the IEEE/OSA John Tyndall Award in 2000. Dr. Personick earned his bachelor of electrical engineering from The City College of New York and his master of science and doctor of science in electrical engineering from the Massachusetts Institute of Technology.

Hobart Birmingham has been a director and member of our audit, compensation and special stock option committees since December 2002. Since November 2002, Mr. Birmingham has been a Managing Director of The Perreault Birmingham Group LLC, a company providing business consulting, strategic advisory and investment banking services to software and other high technology companies. Mr. Birmingham is also a registered representative of ePLANNING Securities, Inc., member of NASD/SIPC. From July 2000 to June 2003, Mr. Birmingham was a Managing Director of Hultquist Capital LLC, a firm providing strategic and financial advisory services. From February 1997 to July 2000, Mr. Birmingham was an executive officer of Inprise/Borland Software Corporation, working first as General Counsel and from April 1999 as Chief Administrative Officer. Before Inprise/Borland, Mr. Birmingham was Associate General Counsel of Apple Computer. Mr. Birmingham earned his J.D. from the University of Michigan School of Law and holds a bachelor’s degree in East Asian Studies from Princeton University.

David Warnes has been a director and member of our audit committee since December 2002, and a member of our nominating committee from February 2004 to February 2006. From September 2006, Mr. Warnes has been an independent consultant. From December 2002 to August 2006, Mr. Warnes was President and CEO of BEST Direct Networks, a wireless broadband provider and billing transaction company in the telecom and IT/IP industry. From May 2000 to June 2002, Mr. Warnes was Chief Executive Officer of New World Network, Ltd. where he was responsible for introducing the ARCOS Cable System into service through New World’s majority ownership. The ARCOS Cable System is an undersea broadband fiber-optic cable network that is 8,600 km in length which connects 14 countries throughout the Caribbean, Central America and the Yucatan to the United States. From July 1996 to May 2000, Mr. Warnes was Chief Operating Officer of Global Light Telecommunications, Inc., a public international telecommunications investment company. Prior to Global Light Telecommunications, Mr. Warnes was Principal Consultant and General Manager Business Development of International Digital Communications, Japan, an

international communications company. Mr. Warnes holds an electrical engineering degree from the University of East London. Mr. Warnes is a Chartered Engineer and a Fellow of the Institution of Electrical Engineers.

Yukimasa Shiga has been a director since July 2004 and a member of our compensation committee since July 2005. Since November 2004, Mr. Shiga has been the President of Furukawa Electric North America, Inc. From February 2004 to November 2004, Mr. Shiga was the Executive Vice President of the Administration of Subsidiaries in United States Department of Furukawa Electric North America, Inc. From July 1997 to February 2004, Mr. Shiga was the Project Manager of Finance and Accounting Division for Computer Systems for Accounting of The Furukawa Electric Co., Ltd. Mr. Shiga holds a Bachelors degree in Economics from Kyushu University in Japan.

Haruki Ogoshi has been a director since July 2005.  Mr. Ogoshi has been with The Furukawa Electric Co., Ltd. since April 1980. Since April 2004, Mr. Ogoshi has been the General Manager of the Optical Component Products Department Telecommunications Company of The Furukawa Electric Co., Ltd. From August 2003 to March 2004, Mr. Ogoshi also served as Deputy Senior Manager, FITEL Products Division, from November 2002 to August 2003 as General Manager of Optical Component Department, FITEL Products Division, and, from June 1999 to November 2002 as General Manager of Optical Subsystem Department, FITEL Products Division. Mr. Ogoshi earned his masters degree and bachelors degree in Electrical Engineering from Ibaragi University in Japan.

Arinobu Sato has been a director since July 2005.  Mr. Sato joined The Furukawa Electric Co., Ltd. in April of 1982 and has held a number of positions since that time. Currently, Mr. Sato is Manager of the Group Business Administration Department, a position he has held since July 2005. From September 2003 until July 2005, Mr. Sato was Manager of the Accounting and Financing Division. Mr. Sato also worked at Furukawa Electric North America, where he was Chief Financial Officer from June 1998 until January 2003 and President from January 2003 until December 2003. Mr. Sato earned his bachelors degree in Commerce from Waseda University in Japan.

Board of Directors

Our board of directors is currently composed of eight members. Each director currently serves until the next annual meeting of stockholders or until his successor is duly elected and qualified. At each annual meeting of stockholders, the directors’ successors will be elected to serve until the next annual meeting of stockholders. In addition, our bylaws provide that the authorized number of directors will be between five and nine, with the exact number to be determined by a majority of our board of directors or stockholders. Effective July 26, 2006, our board of directors increased the authorized number of directors from seven to eight, and Mr. Philip F. Otto was elected as a director to fill the vacancy created by the increase in the size of the board.

Our board of directors held seven meetings during fiscal 2006. All of the then-current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during fiscal 2006.

Although the listing standards of the National Association of Securities Dealers generally require NASDAQ-listed companies to have a board of directors comprised of a majority of independent directors, a “controlled company” is exempt from this requirement. The Furukawa Electric Co., Ltd., our majority stockholder, collectively holds more than 50% of the voting power of the Company and, accordingly, the Company is an exempt controlled company.

Stockholders may communicate with members of our board of directors by mail addressed to the full board of directors, a specific member of the board of directors or to a particular committee of the board of directors at Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367.

We do not have a policy regarding director attendance at our annual meetings. At our 2006 annual meeting, all of our then-current directors were in attendance. Mr. Otto, who did not become a member of our board of directors until July 2006, was not in attendance.

Board Committees

Our board of directors has three standing committees: the audit committee, compensation committee and special stock option committee.

Audit committee — Our board of directors established an audit committee in October 2000. The audit committee is responsible for reviewing financial information which will be provided to stockholders and others, the systems of internal controls which management and our board of directors have established, the performance and selection of independent accountants, and our audit and financial reporting processes. The audit committee operates under a written audit committee charter adopted by our board of directors. The audit committee has reviewed and reassessed the adequacy of the formal written charter. Our audit committee met in December 2006 in connection with the audit of our 2006 financial statements, and held a total of four meetings in fiscal 2006. During fiscal year 2006, the audit committee consisted of Dr. Personick, and Messrs. Birmingham and Warnes.

Our board of directors has determined that all members of the audit committee are “independent” as that term is defined by NASDAQ. Our board of directors has determined that the audit committee does not have an “audit committee financial expert” as that term is defined in the SEC regulations because our board of directors did not believe that any of the members of the audit committee met the qualifications of an “audit committee financial expert.” However, our board of directors has determined that all of the members of the audit committee are able to read and understand fundamental financial statements within the meaning of the NASDAQ audit committee requirements and that at least one of its members has the financial sophistication required by NASDAQ. Our board of directors has determined that by satisfying the requirements of the NASDAQ listing standards with a member of the audit committee that has the requisite “financial sophistication” qualifications, our audit committee has the financial expertise necessary to fulfill the duties and the obligations of the audit committee. Our board of directors has concluded that the appointment of an additional director to the audit committee is not necessary at this time.

Compensation committee — Our board of directors established a compensation committee in October 2000. The compensation committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors, and our 2000 Employee Stock Purchase Plan. Our compensation committee held six meetings in fiscal 2006. During fiscal year 2006, the compensation committee consisted of Dr. Personick and Messrs. Birmingham and Shiga.

Special Stock Option Committee — Our board of directors established a special stock option committee in April 2002. The special stock option committee is responsible for granting stock options and stock issuances under our 2000 Stock Incentive Plan to our Section 16 Insiders so that these grants are exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The special stock option committee held three meetings in fiscal 2006. During fiscal year 2006, the special stock option committee consisted of Mr. Birmingham and Dr. Personick.

Nominating committee — During fiscal year 2006, our Board of Directors did not have a standing nominating committee. The NASDAQ rules do not require us to have a nominating committee since we are a “controlled company” in that more than 50% of our voting stock is held by The Furukawa Electric Co., Ltd. Accordingly, we do not have a nominating committee charter. Our board of directors has determined not to appoint a nominating committee until such time that circumstances require the nomination of a candidate to be an independent member of our Board of Directors.

Our board of directors may establish other committees to facilitate the management of our business.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller) and directors. Our Code of Business Conduct and Ethics can be obtained free of charge by sending a request to our Chief Financial Officer to the following address: Optical Communication Products, Inc., Attn: Frederic T. Boyer, 6101 Variel Avenue, Woodland Hills, California 91367.

Compensation Committee Interlocks and Insider Participation

During the fiscal year, our compensation committee was composed of Dr. Personick and Messrs. Birmingham and Shiga. No members of our compensation committee were at any time during fiscal 2006 or at any other time an officer or employee of the Company. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company other than The Furukawa Electric Co., Ltd. of Japan and Furukawa Electric North America, Inc. In particular, Mr. Shiga is the President of Furukawa Electric North America, Inc., a wholly-owned subsidiary of The Furukawa Electric Co., Ltd. Mr. Ogoshi is the General Manger of the Optical Component Products Department Telecommunications Company of The Furukawa Electric Co., Ltd., and Mr. Sato is the Manager of the Group Business Administration Department of The Furukawa Electric Co., Ltd.

We have worked closely with The Furukawa Electric Co., Ltd., our majority stockholder, in the past, and we intend to continue to work closely with Furukawa in the future.

We currently purchase the majority of our lasers from Furukawa and its related parties in the regular course of our business. We also sell some of our subsystems and modules in the regular course of our business to Furukawa and several of its subsidiaries and affiliates. Our purchases from these related parties amounted to $21,233,952 for the year ended September 30, 2006. Our sales to these related parties amounted to $63,972 for the year ended September 30, 2006. Accounts receivable due to us from our related parties was $12,983 at September 30, 2006. Accounts payable due by us to our related parties was $2,142,263 at September 30, 2006.

We have entered into a registration rights agreement with The Furukawa Electric Co., Ltd., which includes demand registration rights, piggy-back registration rights and other standard rights and limitations.

Director Compensation

During fiscal year 2006 we paid our non-affiliate directors a retainer of $7,000 per month. We pay an additional fee for a non-affiliate director serving as chairperson of a committee. During fiscal year 2006, the audit committee and special committee chairpersons were paid an additional $3,000 per month and the compensation committee chairperson was paid an additional $1,000 per month. From time to time, we pay our non-affiliate directors additional fees as a result of increased activities in their respective responsibilities. For fiscal year 2006, Mr. Birmingham, Mr. Warnes and Dr. Personick were paid an additional $117,500, $52,000 and $16,000, respectively.

Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

Employee directors do not receive any additional compensation for serving as members of our board of directors or any committee of our board of directors. Employee directors are eligible to participate in our compensation and benefit plans that are generally available to our other employees, including the receipt of stock options under our 2000 Stock Incentive Plan and participation in our Employee Stock Purchase Plan.

Non-employee directors who are not employees of Furukawa or their respective affiliates will each receive, from time to time, grants of options to purchase shares of our Class A common stock under our 2000 Stock Incentive Plan as determined by our special stock option committee. On November 1, 2002, we granted options to purchase 10,000 shares of our Class A common stock to Dr. Personick and on December 17, 2002, we granted options to purchase 40,000 shares of our Class A common stock to Messrs. Birmingham and Warnes, our three non-employee directors who are not employees of Furukawa or their respective affiliates. The November 1, 2002 and December 17, 2002 options have an exercise price of $0.97 per share and $1.09 per share, respectively. The exercise price for each option was set at the fair market value of the option shares on the grant date. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service on the Board. The shares subject to each grant will vest and become exercisable in four equal annual installments upon the optionees completion of each year of Board service over the four-year period beginning on the grant date. The vesting of the shares underlying the options immediately accelerates in full upon certain changes in our control or ownership.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors. Shares withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under Delaware law.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the election of the nominees named above.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

Summary of, and Reason for, Proposal

Our 2000 Stock Incentive Plan (the “2000 Plan”) was adopted by our board and approved by our stockholders on August 29, 2000. Currently, the maximum number of shares of Class A common stock that are available for issuance under the 2000 Plan is 12,121,680. As of December 1, 2006, awards covering an aggregate of 7,270,469 shares of Class A common stock had been issued under the 2000 Plan. A total of 4,851,211 shares of Class A common stock remained available for future issuance under the 2000 Plan.

We propose to amend the 2000 Plan to increase the aggregate number of shares of Class A common stock that may be issued under the 2000 Plan from 12,121,680 to 22,121,680. We maintain our 2000 Plan to provide incentive to employees, directors, advisors and consultants of the Company to encourage proprietary interests in the Company, to encourage employees to remain in the employment of the Company and to encourage directors, advisors and consultants to remain in the service of the Company. The Plan is also intended to help the Company attract new qualified employees, directors, advisors and consultants.

Summary of the 2000 Plan as Amended

The full text of the 2000 Plan as proposed to be amended is set forth as Appendix A to this proxy statement. The material features of the 2000 Plan are described below.

General

Our 2000 Stock Incentive Plan is divided into four separate components:

•	the discretionary option grant program, under which eligible individuals in our employ or service may be granted options to purchase shares of our Class A common stock at an exercise price not less than 100% of the fair market value of those shares on the grant date;

•	the stock issuance program, under which individuals may be issued shares of our Class A common stock directly, through the purchase of shares at a price not less than 100% of their fair market value at the time of issuance or as a bonus tied to the attainment of performance milestones or the completion of a specified period of service;

•	the salary investment option grant program, under which our executive officers and other highly compensated employees may be given the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants; and

•	the director fee option grant program, under which our independent non- employee board members may be given the opportunity to apply a portion of the directors fees otherwise payable to them in cash each year to the acquisition of special below-market option grants.

Eligibility

Our officers and other employees, our independent non-employee board members and any consultants we hire are eligible to participate in our 2000 Plan. No person may be granted awards covering more than 500,000 shares of Class A common stock under the 2000 Plan during any calendar year.

Administration

Our board of director’s compensation committee administers our discretionary option grant program and the stock issuance program. This committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The compensation committee also has the exclusive authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is activated for one or more calendar years.

Discretionary Option Grant Program

The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2000 Plan and applicable law, provided that the exercise price cannot be less than 100% of the fair market value of our Class A common stock on the date of grant. Options granted under the 2000 Plan vest at the rate specified by the plan administrator. The plan administrator may grant options that are intended to qualify as incentive stock options or nonqualified stock options under the 2000 Plan.

Generally, the plan administrator determines the term of stock options granted under the 2000 Plan, up to a maximum of ten years. If an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than death or misconduct, the optionee may exercise any vested options for a period following the cessation of service as determined by the plan administrator and set forth in such optionee’s stock option agreement. If an optionee’s service relationship with us, or any of our affiliates, ceases due to death, a beneficiary may exercise any vested options. If an optionee’s service relationship with us, or any of our affiliates, ceases for the reason of misconduct by the optionee, the options will terminate immediately.

The exercise price for the shares of our Class A common stock subject to option grants made under our 2000 Plan may be paid in cash or in shares of our Class A common stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the plan administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise.

The plan administrator may, with the consent of the affected participants, cancel options granted under the discretionary option grant program and grant substitute options covering the same or a different number of shares of our Class A common stock but with an exercise price per share based on the fair market value of our Class A common stock on the date of grant of the substitute options.

Stock appreciation rights are authorized for issuance under the discretionary option grant program. Those rights will provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the fair market value of the vested shares of our Class A common stock subject to the surrendered option, less the aggregate exercise price payable for those shares. That appreciation distribution may be made in cash or in shares of Class A common stock.

Stock Issuance Program

Shares of our Class A common stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Shares of our Class A common stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

The plan administrator determines the purchase price for the shares of restricted stock, provided that the purchase price cannot be less than 100% of the fair market value of our Class A common stock on the date of issuance. Restricted stock granted under the 2000 Plan vest at the rate specified by the plan administrator.

The purchase price for the shares of restricted stock may be paid in cash or in consideration of the recipient’s past services performed for us or our affiliates. In addition, the plan administrator may provide financial assistance to one or more recipients in the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the purchase price and any associated withholding taxes incurred in connection with such purchase.

Salary Investment Option Grant Program

If our board of director’s compensation committee elects to activate the salary investment option grant program for one or more calendar years, each of our executive officers and other highly compensated employees selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. Each selected individual who files a timely election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of our Class A common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our Class A common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount by which the optionee’s salary is reduced under the program. The option will become exercisable in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect.

Director Fee Option Grant Program

Should the director fee option grant program be activated in the future, each independent non-employee board member will have the opportunity to apply all or a portion of any cash director fees for the year to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of our Class A common stock on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the portion of the retainer fee applied to that option. The option will become exercisable in a series of 12 equal monthly installments over the calendar year for which the fee election is to be in effect. However, the option will become immediately exercisable for all the option shares upon the optionee’s death or disability while serving as a board member.

Effect of Certain Corporate Events

The 2000 Plan includes the following change-in-control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

•	If we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

•	Our board of director’s compensation committee will have complete discretion to structure one or more options under the discretionary option grant program so those options will vest as to all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently terminated. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

•	Our board of director’s compensation committee will also have the authority to grant options which will immediately vest if we are acquired, whether or not those options are assumed by the successor corporation.

•	The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest in connection with a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of the members of our board of directors through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual’s service.

•	Outstanding options under the salary investment and director fee option grant programs will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board of directors through one or more contested elections.

Amendment and Term

Our board of directors may amend or modify the 2000 Plan at any time, subject to any required stockholder approval. The 2000 Plan will terminate no later than August 28, 2010.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to the grant of awards under the plan and the disposition of shares issued thereunder in existence as of the date of this proxy statement. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.  A participant will not recognize taxable income upon grant of an incentive stock option, and the Company will not be entitled to a deduction, upon the grant or exercise of an incentive stock option. The excess of the fair market value of each share over the option price at the date of exercise is an item of tax preference and may be subject to the alternative minimum tax. If the holding period requirements of Section 422 of the Internal Revenue Code are met by the participant (i.e., no disposition of the shares is made by the participant within two years of the grant of the incentive stock option and within one year after the transfer of the shares to the participant), then any gain or loss recognized by the participant upon disposition of the shares will be treated as long-term capital gain or loss.

If the shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either of the required holding periods, the participant will recognize ordinary income in the disposition year. The Company will receive a deduction at the time of the disqualifying disposition in the amount equal to the ordinary income recognized by the participant, subject to general rules pertaining to the reasonableness of compensation and Section 162(m) of the Internal Revenue Code. In addition, long-term or short-term capital gain may be recognized by the participant.

Nonqualified Stock Options.  No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss, which may be long- or short-term depending on the holding period. The Company will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a participant to the extent that the participant recognizes ordinary income provided that the deduction is not disallowed under Section 162(m) of the Internal Revenue Code.

Restricted Stock Awards.  A participant will not have taxable income upon grant of restricted stock, performance units or performance shares, unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares. If a participant elects to accelerate income taxation to the date of award, the participant will recognize ordinary income equal to the excess of the fair market value (as of the grant date) of the shares minus any amount paid for the shares. Subject to the limitations of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction in connection with vesting (or grant) of restrict stock to the extent that the participant recognizes ordinary income.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation), to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Special Tax Provisions.  Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Internal Revenue Code section 280G, and the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Internal Revenue Code section 162(m) in certain circumstances.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them will be required to approve the amendment to the 2000 Plan.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the amendment to the 2000 Plan.

PROPOSAL NO. 3

APPROVAL OF SPECIAL GRANT OF STOCK OPTIONS

The compensation committee of our Board of Directors has authorized, subject to stockholder approval, a special one-time grant of options to Philip F. Otto to purchase an aggregate of 1,500,000 shares of our Class A common stock.

On July 26, 2006, we entered into an employment agreement with Mr. Otto pursuant to which we agreed to grant Mr. Otto a non-qualified option to purchase 500,000 shares, with a per-share exercise price equal to the fair market value of the Company’s common stock as of the date of grant under our 2000 Stock Incentive Plan. In addition, since our 2000 Stock Incentive Plan limits the granting of awards to no more than 500,000 shares to any individual during any calendar year, we agreed to seek stockholder approval to grant Mr. Otto an additional non-qualified option to purchase 1,500,000 shares. Mr. Otto’s employment agreement provides that in the event that our stockholders do not approve the grant, we will negotiate in good faith in an effort to structure an alternative, substantially economically equivalent incentive arrangement.

The compensation committee approved this special option grant to Mr. Otto because, as we prepared to offer Mr. Otto the position of President and Chief Executive Officer, and upon consultation with the compensation committee’s outside executive compensation consultant, and upon consideration of the compensation packages which companies similar to us have awarded their chief executive officers, the compensation committee believed that an equity component of Mr. Otto’s compensation, equal to 2,000,000 options, was necessary and appropriate to attract and retain a chief executive officer of Mr. Otto’s caliber and experience. Consequently, 500,000 options were awarded to Mr. Otto upon his assumption of the position of President and Chief Executive Officer of the Company, and the remaining 1,500,000 options were approved by the compensation committee for award to Mr. Otto as a special option grant, subject to stockholder approval.

Upon approval by the stockholders, the option will be granted and the option will vest as if the option were granted on July 26, 2006 and as such 25% of the options will vest on July 26, 2007 and the remaining 75% of the options will vest monthly in 36 equal increments thereafter. The exercise price for these options will be the higher of (a) $1.91 per share and (b) the closing price of our Class A common stock on the date this proposal is approved. The options will have a seven (7) year term.

Federal Income Tax Consequences

These options will be nonqualified stock options and as such, upon exercise, Mr. Otto will recognize ordinary income equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price. We will be entitled to a deduction in the same amount, provided we make all required withholdings. In general, the Mr. Otto’s tax basis in the shares acquired by exercising a nonqualified stock option is equal to the fair market value of such shares on the date of exercise. If Mr. Otto subsequently sells any such shares in a taxable transaction, he will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the required holding period before the sale) in an amount equal to the difference between his basis in the shares and the sale price.

Financial Accounting Consequences

On the date shareholder approval is received, the Company will measure as compensation expense the fair value of Mr. Otto’s option grant, and the Company will record this expense ratably over the vesting period of Mr. Otto’s option.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them will be required to approve the special grant of stock options to Mr. Otto.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the special grant of stock options to Mr. Otto.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During the fiscal years ended September 30, 2006 and September 30, 2005, Deloitte & Touche LLP provided various audit, audit related and non-audit services to us as follows:

a. Audit Fees:  Aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal years ended September 30, 2005 and September 30, 2006 and for review of our financial statements included in our quarterly reports on Form 10-Q for those years were approximately $369,500 and $678,045, respectively.

b. Audit-Related Fees:  No audit-related fees were billed for the fiscal years ended September 30, 2005 and September 30, 2006.

c. Tax Fees:  Aggregate fees billed for tax services were $42,535 and $20,505 in fiscal years ended September 30, 2005 and September 30, 2006, respectively. The fees were for compliance fees for the preparation of tax returns, assistance with tax planning strategies and tax advice.

d. All Other Fees:  Aggregate fees billed for services involving due diligence in an acquisition review were $285,739 in the fiscal year ended September 30, 2006. Aggregate fees for services related to Sarbanes Oxley Section 404 readiness were $14,880 in the fiscal year ended September 30, 2005.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our audit committee pre-approved all such audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Deloitte & Touche LLP has been selected by our board of directors as our independent auditors for the fiscal year ending September 30, 2007. If ratification of this selection of auditors is not approved by a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, our board of directors may review its future selection of auditors. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of us and our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the 2007 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the independent auditors for the fiscal year ending September 30, 2007.

Vote Required

The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the annual meeting is required to ratify the appointment of Deloitte and Touche LLP as our independent auditors for the fiscal year ending September 30, 2007.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2007.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

The following table sets forth certain information regarding our executive officers, directors and other key employees as of November 30, 2006.

Name	Age	Position

Philip F. Otto	65	Director, Chief Executive Officer and President
Muoi Van Tran	54	Chairman of the Board, Executive Vice President and Chief Technology Officer
Frederic T. Boyer	62	Senior Vice President and Chief Financial Officer
Susie L. Nemeti	48	Senior Vice President of Corporate Affairs and Administration, Chief Corporate Development Officer and Secretary
Liew-Chuang Chiu	52	Vice President of Manufacturing
David G. Jenkins	52	Managing Director of European Operations
Jacob Tarn	48	General Manager of OCP Asia
Stewart D. Personick(1)(2)(3)	59	Director
Hobart Birmingham(1)(2)(3)	62	Director
David Warnes(1)	60	Director
Yukimasa Shiga(2)	53	Director
Haruki Ogoshi	50	Director
Arinobu Sato	47	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Special Stock Option Committee

Philip F. Otto.  See “Proposal No. 1: Election of Directors” for Mr. Otto’s biography.

Muoi Van Tran.  See “Proposal No. 1: Election of Directors” for Dr. Tran’s biography.

Frederic T. Boyer has been our Senior Vice President and Chief Financial Officer since August 2006. From October 2002 to August 2006, Mr. Boyer served as Vice President and Chief Financial Officer of Qualstar Corporation, a NASDAQ-traded data storage solutions company. Mr. Boyer was Vice President and Chief Financial Officer of Accelerated Networks, Inc. from 1998 to 2001. From 1996 to 1998, Mr. Boyer was the Senior Vice President, Finance and Administration and Chief Financial Officer of Software Dynamics, Incorporated. From 1990 to 1996, Mr. Boyer was Vice President and Chief Financial Officer of Fibermux Corporation, a networking company later acquired by ADC Telecommunications. Mr. Boyer holds an M.B.A. from Loyola Marymount University, a B.S. in Accounting from California State University, Los Angeles, and a B.S. in Economics from California State Polytechnic University, Pomona.

Susie L. Nemeti co-founded our company and has been our Senior Vice President of Corporate Affairs and Administration and Chief Corporate Development Officer since April 2006 and our Secretary since November 1991. Ms. Nemeti resigned from our company effective December 31, 2006. Ms. Nemeti served as our Chief Financial Officer, Vice President of Finance and Administration from November 1991 until April 2006 and served as our director from September 1996 to November 2000.\ Prior to joining our company, she was the Manager of Accounting at PCO, Inc., a manufacturer of fiber optic products, from December 1987 to August 1991. Prior to working with PCO, Inc., she worked as a Financial Analyst and Controller for five years in real estate acquisitions and property management. She earned her bachelor of science degree in Business Administration and Accounting from the University of Southern California.

Liew-Chuang Chiu has been our Vice President of Manufacturing since April 2006. From July 2005 to April 2006, Dr. Chiu was our Director of Manufacturing. From 2004 to 2005, Dr. Chiu was a Director of Operations of JDS Uniphase Corporation. From 1998 to 2004, Dr. Chiu served as Vice President of Operations of E2O, a fiber optics sub-systems company acquired by JDS in 2004. Previously, Dr. Chiu was Manager of Research and Development with Hewlett Packard’s components operation in Singapore. Dr. Chiu holds B.S., M.S. and Ph.D degrees in Applied Physics from the California Institute of Technology.

David G. Jenkins has been our Managing Director of European Operations since July 2000. From 1989 through July 2000, Dr. Jenkins held several positions with Agilent Technologies and Hewlett Packard, manufacturers of fiber optic equipment, most recently serving as Public Networks Marketing Manager. Dr. Jenkins was the Research and Development Manager/Marketing Manager for BT&D Technologies, a manufacturer of fiber optic equipment, from its inception in 1987 through its sale to Hewlett Packard in 1995. From 1984 to 1986, Dr. Jenkins was a Senior Scientist for Plesscor Optronics Inc., a manufacturer of fiber optic equipment, and from 1978 to 1984, he was the Fiber Optic Research Group Leader for The Plessey Company Ltd., a manufacturer of fiber optic equipment. Dr. Jenkins has over 22 years of experience in the field of fiber optics and earned his Ph.D. in electron microscopy from Oxford University.

Jacob Tarn has been our General Manager of OCP Asia since we acquired GigaComm Corporation in August 2006. From November 2000 to August 2006, Dr. Tarn was CEO and President of GigaComm Corporation. From November 2000 to June 2003, Dr. Tarn was Deputy Chairman and co-founder of INFORCOMM Semiconductor Corporation. From September 1996 to June 2003, Dr. Tarn was a director and co-founder of EPISTAR Corporation. From October 1988 to August 1996, Dr. Tarn was Project Manager/Lab Director for Hewlet Packard Company, Optoelectronics Division. Dr. Tarn holds a B.S. and M.S. in Materials Science & Engineering for Tsing Hua University and Ph.D in Materials Science & Engineering from North Carolina State University.

Stewart D. Personick.  See “Proposal No. 1: Election of Directors” for Dr. Personick’s biography.

Hobart Birmingham.  See “Proposal No. 1: Election of Directors” for Mr. Birmingham’s biography.

David Warnes.  See “Proposal No. 1: Election of Directors” for Mr. Warnes’s biography.

Yukimasa Shiga.  See “Proposal No. 1: Election of Directors” for Mr. Shiga’s biography.

Haruki Ogoshi.  See “Proposal No. 1: Election of Directors” for Mr. Ogoshi’s biography.

Arinobu Sato.  See “Proposal No. 1: Election of Directors” for Mr. Sato’s biography.

Relationships Among Executive Officers and Directors

Our executive officers are elected by our board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for our 2006 fiscal year, except for Liew-Chuang Chiu who filed a late Form 3 and a late Form 4 reporting his appointment as an executive officer of the company and in connection with the grant of stock options in April and July 2006 and the grant of restricted stock in July 2006, respectively, our executive officers and directors and 10% stockholders timely filed all reports required under Section 16(a) for such fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth certain summary information concerning the compensation earned, for services rendered in all capacities to us and our subsidiaries for the 2005, 2005 and 2006 fiscal years, by our chief executive officer and each of our other four most highly compensated executive officers whose aggregate salary and bonus for the 2006 fiscal year were in excess of $100,000. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned during our 2006 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
					Securities
		Annual Compensation		Restricted	Underlying	All Other
		Salary	Bonus	Stock	Options	Compensation
Name and Principal Position	Year	($)	($)	Awards(1)	(#)	($)(2)

Philip F. Otto(3)	2006	67,610	64,577	—	500,000	104,035
Chief Executive Officer and President	2005	—	—	—	—	—
	2004	—	—	—	—	—
Muoi Van Tran(4)	2006	260,552	91,000	—	—	8,891
Executive Vice President and	2005	260,000	105,560	—	150,000	23,052
Chief Technology Officer	2004	255,204	182,000	—	50,000	21,552
Frederic T. Boyer(5)	2006	20,673	14,471	250,000	500,000	—
Senior Vice President and	2005	—	—	—	—	—
Chief Financial Officer	2004	—	—	—	—	—
Susie L. Nemeti(6)	2006	199,867	75,000	—	—	7,874
Senior Vice President of Corporate	2005	190,000	77,140	—	150,000	21,752
Affairs and Administration, Chief Corporate	2004	190,000	133,000	—	50,000	19,752
Development Officer and Secretary
Mohammad Ghorbanali(7)	2006	215,552	—	—	—	8,492
Chief Operating Officer and	2005	215,000	87,290	—	150,000	23,052
Vice President of Technical Operations	2004	215,070	150,500	—	50,000	21,360
Liew-Chuang Chiu(8)	2006	171,155	60,000	50,000	121,000	200
Vice President of Manufacturing	2005	33,846	13,000	—	29,000	—
	2004	—	—	—	—	—

(1)	As of the end of the 2006 fiscal year, Mr. Boyer held 250,000 shares of restricted stock, which entire amount was granted in the 2006 fiscal year, valued at $492,500 based on the closing market price of our common stock as of September 29, 2006, the last trading day of the company’s 2006 fiscal year. Mr. Boyer’s shares of restricted stock generally vest over a four-year period, with 25% of such shares vesting one year after the date of grant, and the remaining 75% of such shares vesting on each of the annual anniversaries of the date of grant thereafter over the next three years. As of the end of the 2006 fiscal year, Dr. Chiu held 50,000 shares of restricted stock, which entire amount was granted in the 2006 fiscal year, valued at $98,500 based on the closing market price of our common stock as of September 29, 2006, the last trading day of the company’s 2006 fiscal year. Dr. Chiu’s shares of restricted stock generally vest over a four-year period, with 1/48 of such shares vesting on each of the 48 monthly anniversaries of the date of grant. Mr. Boyer and Dr. Chiu will be entitled to receive dividends, if any, on these shares of restricted stock.

(2)	Company’s contribution to participant’s 401K, Profit Sharing Plans and cost of life insurance for coverage in excess of $50,000. Other compensation for Mr. Otto includes compensation for his services as interim Chief Financial Officer from April 26, 2006 to August 21, 2006.

(3)	Mr. Otto was appointed Chief Executive Officer and President on July 26, 2006 with an annual base salary of $350,000. Compensation paid to Mr. Otto while he was the interim Chief Financial Officer until he was appointed Chief Executive Officer is included in All Other Compensation.

(4)	Dr. Tran resigned from the Company effective December 31, 2006. Dr. Tran will continue to serve as Chairman of the Board of Directors

(5)	Mr. Boyer was appointed Senior Vice President and Chief Financial Officer effective August 21, 2006 with an annual base salary of $215,000.

(6)	Ms. Nemeti resigned from the Company effective December 31, 2006.

(7)	Effective September 30, 2006, Mr. Ghorbanali departed from the Company as an employee and his employment agreement was terminated.

(8)	Dr. Chiu was appointed Vice President of Manufacturing effective April 26, 2006. Dr. Chiu was previously our Director of Manufacturing since July 2005 and did not serve as an executive officer during the 2004 and 2005 fiscal year.

Stock Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to each executive officer listed in the Summary Compensation Table during the 2006 fiscal year. We did not grant any stock appreciation rights during the 2006 fiscal year.

	Individual Grants				Potential Realizable
	Number of				Value at Assumed
	Shares off	% of Total			Annual Rates of
	Common Stock	Options	Exercise		Stock Price
	Underlying	Granted to	Price per		Appreciation for
	Options	Employees in	Share	Expiration	Option Term
Name	Granted (#)	Fiscal 2006	($/share)	Date	5% ($)	10% ($)

Philip F. Otto(1)	500,000	35.8%	1.91	7/26/2016	600,000	1,520,000
Muoi Van Tran	—	—	—	—	—	—
Frederic T. Boyer(1)	250,000	17.9%	1.91	8/21/2016	300,000	760,000
	250,000	17.9%	2.66	8/21/2016	112,500	572,500
Susie L. Nemeti	—	—	—	—	—	—
Mohammad Ghorbanali	—	—	—	—	—	—
Liew-Chuang Chiu(1)	4,000	0.0%	1.91	10/7/2005	4,800	12,160
	21,000	1.5%	3.12	4/26/2016	41,160	104,370
	100,000	7.2%	1.91	7/26/2016	120,000	304,000

(1)	Options are exercisable over a 4-year period with 25% vesting on the one-year anniversary of the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next 3-years.

During the 2006 fiscal year, we granted options to purchase 1,396,928 shares of our Class A common stock to our employees. Other than the grant of an option to purchase 250,000 shares to Mr. Boyer with an exercise of price of $2.66 per share, options were granted with an exercise price equal to the fair market value of our Class A common stock at the date of the grant as measured by the closing selling price of our Class A common stock as reported on the NASDAQ National Market. In the event we are acquired by merger or asset sale, each outstanding option, which is not to be assumed or replaced by the successor corporation, will immediately vest and become exercisable for all the shares subject to the option. Each option has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service with Optical Communication Products, Inc.

Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Class A common stock prices. These amounts represent assumed rates of appreciation in the value of the Class A common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Fiscal Year-End Values.

The following table sets forth information with respect to each of our executive officers named in the Summary Compensation Table concerning the exercise of stock options during the 2006 fiscal year and the number of shares subject to unexercised stock options held at the close of such fiscal year. No stock appreciation rights were exercised during the 2006 fiscal year, and no stock appreciation rights were outstanding at the close of such year.

In the following table, “Value Realized” is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the “Value of Unexercised In-The-Money Options” is based the closing selling price per share at the close of the 2006 fiscal year less the exercise price payable per share. Options are “In-the-Money” if the fair market value of the underlying options exceeds the exercise price of the option.

			Number of Shares
			of Common Stock		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired on	Value	September 30, 2006		September 30, 2006
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Philip F. Otto	—	—	0	500,000	0	30,000
Muoi Van Tran	—	—	37,500	12,500	37,500	12,500
Frederic T. Boyer	—	—	0	500,000	0	15,000
Susie L. Nemeti	—	—	37,500	12,500	37,500	12,500
Mohammad Ghorbanali	—	—	37,500	12,500	37,500	12,500
Liew-Chuang Chiu	—	—	8,333	141,667	0	6,240

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We entered into employment agreements with Mr. Otto and Mr. Boyer in July 2006 and with each of Dr. Tran, Mr. Ghorbanali, and Ms. Nemeti in November 1999. These agreements are renewed on an annual basis, with the base salary subject to annual review by the board of directors or compensation committee, but in no event will the executives’ minimum base salary be reduced below the base salary set forth in the agreements. Annual bonuses may be paid to the executives at the discretion of our board of directors or compensation committee. These agreements may be terminated by us without cause, and for any reason whatsoever, upon 30 days’ notice. Under Dr. Tran and Mr. Ghorbanali’s agreements, if we decide not to renew their agreement, or terminate their agreement upon 30 day’s notice, the executive will be entitled to receive an amount equal to their base salary and benefits at the time of termination for a period of one year from the date of termination. The agreements can also be terminated upon mutual written consent of both the executive and us, at which time the executive is entitled to receive payment of an amount equal to his or her base salary and benefits at the time of termination for a period of six months from the date of termination. In October 2003, Ms. Nemeti’s employment agreement was modified. If we decide not to renew Ms. Nemeti’s agreement, or terminate her agreement upon 30 day’s notice, she will be entitled to receive an amount equal to her base salary and benefits at the time of termination for a period of one year from the date of termination. If we mutually agree with Ms. Nemeti to terminate her agreement, she is entitled to receive an amount equal to her base salary and benefits at the time of termination for a period of six months from the date of termination. Under Mr. Otto’s agreement, if we terminate Mr. Otto’s employment for any reason other than death, disability or cause, Mr. Otto would be entitled to a severance payment equal to 18 months of his current base salary and reimbursement for the continuation of health benefits for 18 months provided Mr. Otto signs (and does not revoke) a general release within 50 days following his termination of employment. Under Mr. Boyer’s agreement, if we terminate Mr. Boyer’s employment for any reason other than death, disability or cause, Mr. Boyer would be entitled to a severance payment equal to 12 months of his current base salary and reimbursement for the continuation of health benefits for 12 months provided Mr. Boyer signs a general release within 61 days following his termination of employment. Mr. Ghorbanali’s employment agreement was terminated on September 30, 2006. Dr. Tran’s and Ms. Nemeti’s employment agreements will be terminated effective December 31, 2006.

In the event we are acquired by merger or asset sale, each outstanding option under our 2000 Stock Incentive Plan which is not assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2006 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	5,244,832	$6.05	4,801,184
Equity compensation plans not approved by stockholders(2)	3,551,680	$10.23	0

Total	8,796,512	$7.74	4,801,184

(1)	Consists of the 2000 Stock Incentive Plan.

(2)	Consists of 2000 Stock Option Agreements with Muoi Van Tran, Susie L. Nemeti and Mohammad Ghorbanali and shares of restricted stock granted on August 21, 2006 to Frederic T. Boyer.

Special Stock Option Agreements

In June 1993 and August 2000, our board of directors granted options outside of a plan pursuant to special stock option agreements to Muoi Van Tran, Susie L. Nemeti and Mohammad Ghorbanali, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively. The special stock option agreements were not approved by our stockholders. The 1993 agreements provided for options to purchase an aggregate of 6,368,680 shares of our Class A common stock at an exercise price of $0.00025 per share and the 2000 agreements provided for options to purchase an aggregate of 3,301,680 shares of our Class A common stock at an exercise price of $11 per share. All options under the 1993 and 2000 agreements were granted at an exercise price per share equal to the fair market value of our Class A common stock on the date of grant and are non-statutory options under the Federal tax law. The options under the 1993 agreements vest and become exercisable in four equal annual installments measured from the date of grant. The options under the 1993 agreement were fully exercised by the officers as of September 30, 2003. The options under the 2000 agreements were fully-vested and immediately exercisable upon grant. The term of each option granted under the 2000 agreements is 10 years from the date of the grant. Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

Amendment of Employee Stock Purchase Plan

In January 2005, the Employee Stock Purchase Plan was amended to increase the number of shares of Class A common stock reserved for issuance under the plan from 300,000 shares to 450,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our Class A common stock and Class B common stock as of October 31, 2006, except as noted in the footnotes below, by:

•	Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each executive officer listed in the Summary Compensation Table above;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of October 31, 2006, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of October 31, 2006, 113,426,748 shares of our common stock were issued and outstanding. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
	Owned	Owned

Named executive officers and directors:
Philip F. Otto(1)	0	*	%
Muoi Van Tran(2)	13,323,341	11.7
Frederic T. Boyer(3)	250,000	*
Susie L. Nemeti(4)	3,798,256	3.3
Mohammad Ghorbanali(5)	8,694,551	7.7
Liew-Chuang Chiu(6)	57,250	*
Yukimasa Shiga(7)	66,000,000	58.2
Haruki Ogoshi(7)	66,000,000	58.2
Arinobu Sato(7)	66,000,000	58.2
Stewart D. Personick(8)	70,000	*
Hobart Birmingham(9)	40,000	*
David Warnes(9)	40,000	*
Other 5% Stockholders:
The Furukawa Electric Co., Ltd.,(10) 2-3, Marunouchi, 2-chome, Chiyoda-ku, Tokyo, 100-8322, Japan	66,000,000	58.2
All directors and executive officers as a group (12 persons)(11)	92,023,398	81.1%

*	Less than 1%

(1)	Mr. Otto was granted options to purchase 500,000 shares of Class A common stock this fiscal year, none of which are presently exercisable or will become exercisable within 60 days of October 31, 2006.

(2)	Includes (a) 11,237,655 shares of our Class A common stock held by Muoi Van Tran and Tracy Tam Trang, as Co-Trustees of the Tran Family Trust dated June 26, 1997, (b) 80,000 shares of Class A common stock held by Muoi Van Tran and Tracy Tam Trang, as co-trustees of two separate trusts for the benefit of Dr. Tran’s children (which shares total less than 5% of the company’s outstanding common stock), (c) 110,100 shares of our Class A common stock held by Dr. Tran’s children each of whom share Dr. Tran’s household and (d) options to purchase 1,895,586 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of October 31, 2006. Dr. Tran resigned from the Company effective December 31, 2006. Dr. Tran will remain as Chairman of our board of directors.

(3)	Includes 250,000 shares of restricted stock. Mr. Boyer was granted options to purchase 500,000 shares of our Class A common stock this fiscal year, none of which are presently exercisable or exercisable within 60 days of October 31, 2006.

(4)	Includes (a) 400,000 shares of our Class A common stock held by Ms. Nemeti’s spouse, (b) 15,000 shares of our Class A common stock held by Ms. Nemeti’s son who shares Ms. Nemeti’s household and (c) options to purchase 1,313,096 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of October 31, 2006. Ms. Nemeti resigned from the Company effective December 31, 2006.

(5)	Includes (a) 75,500 shares of our Class A common stock held by Mohammad Ghorbanali, as trustee of the Navid Ghorbanali Irrevocable Trust dated October 1, 2000 for the benefit of Mr. Ghorbanali’s child, (b) 75,500 shares of our Class A common stock held by Mohammad Ghorbanali, as trustee of the Negar Ghorbanali Irrevocable Trust dated October 1, 2000 for the benefit of Mr. Ghorbanali’s child, and (c) options to purchase 1,567,998 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of October 31, 2006. Effective September 30, 2006, Mr. Ghorbanali departed from the Company as an employee and his employment agreement was terminated.

(6)	Includes (a) options to purchase 7,250 shares of our Class A common stock, all of which are presently exercisable or exercisable within 60 days of October 31, 2006 and (b) 50,000 shares of restricted stock that were granted this fiscal year, of which 5,208 are presently vested.

(7)	Consists of 66,000,000 shares of our Class B common stock held by The Furukawa Electric Co., Ltd. Mr. Yukimasa Shiga is the President of Furukawa Electric North America, Inc. Mr. Haruki Ogoshi is the General Manager of the Optical Component Products Department Telecommunications Company of The Furukawa Electric Co., Ltd. Mr. Arinobu Sato is Manager of the Group Business Administration Department of The Furukawa Electric Co., Ltd. Messrs. Shiga, Ogoshi and Sato disclaim beneficial ownership of these shares.

(8)	Consists of options to purchase 70,000 shares of Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of October 31, 2006.

(9)	Consists of options to purchase 40,000 shares of Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of October 31, 2006.

(10)	Consists of 66,000,000 shares of our Class B common stock.

(11)	Includes (a) options to purchase 11,939,138 shares of our Class A common stock, all of which are presently exercisable or will become exercisable within 60 days of October 31, 2006 and (b) 66,000,000 shares of our Class B common stock.

JOINT REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION AND SPECIAL
STOCK OPTION COMMITTEES

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee (the “Compensation Committee”) and the Special Stock Option Committee (“Stock Option Committee”) of the Board of Directors (the “Board”) of Optical Communication Products, Inc. (the “Company”) administers various aspects of the Company’s executive compensation program. The role of the Compensation Committee, which was comprised of four directors, including three outside non-employee directors as of the end of the Company’s 2006 fiscal year, is to review and recommend or approve the base salaries, bonuses, and other non-equity compensation of the executive officers of the Company. The Compensation Committee also administers the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) with respect to the Company’s non-executive officer employees. The role of the Special Stock Option Committee, which was comprised of the two outside non-employee directors of the Compensation Committee as of the end of the Company’s 2006 fiscal year, is to review and approve equity compensation packages, such as stock options under the 2000 Plan, to the Company’s executive officers and directors.

The Company’s executive compensation program utilizes a combination of Company performance, individual performance and an increase in stockholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company’s stockholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

The Company reviews its executive compensation programs to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Each executive officer’s base salary may be adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers. The compensation of executive officers is reviewed annually by the Compensation Committee.

Cash-Based Incentive Compensation

Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as revenue targets, earnings targets, product development and new business development. For fiscal year ended September 30, 2006, executive officers are eligible to receive a maximum cash bonus equal to 105% of their base salary.

Equity-Based Compensation

Stock option grants are designed to align the interests of an executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Class A common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Plan. Options generally vest and become exercisable in four equal annual installments commencing on the one year anniversary of the date of grant provided the officer continues his or her employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for long-term financial reward resulting directly from Company stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term.

During this fiscal year the Company issued restricted stock to two of its executive officers, Frederic T. Boyer, our Senior Vice President and Chief Financial Officer and Liew-Chuang Chiu, our Vice President of Manufacturing. Mr. Boyer was granted 250,000 shares and Dr. Chiu was granted 50,000 shares, respectively. Mr. Boyer’s shares vest over a four-year period,, with 25% of such shares vesting one year after date of grant, and the remaining 75% of such shares vesting on each of the annual anniversaries of the date of grant thereafter over the next three years. Dr. Chiu’s shares vest over a four-year period, with 1/48 of such shares vesting on each of the 48 monthly anniversaries of the date of grant. Mr. Boyer and Dr. Chiu will be entitled to receive dividends, if any, on these shares of restricted stock. Accordingly, the restricted stock will provide a return to the executive officer only if he remains employed by the Company during the vesting period. The size of the restricted stock grant to each executive officer is set at a level that is intended to create a meaningful opportunity for long-term financial reward resulting directly for the Company stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his potential for future responsibility and promotion over the vesting term.

Compensation of the Chief Executive Officer

The base salary of Philip F. Otto, our Chief Executive Officer and President, has been set at a level that, in conjunction with his potential bonus compensation, the Compensation Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. Mr. Otto’s annual base salary is $350,000. The Compensation Committee set Mr. Otto’s target bonus at 100% of his base salary as a meaningful way to correlate total compensation to individual and Company performance. Mr. Otto’s actual bonus, which can range from 0% to 200% of his base salary, is determined annually by the Compensation Committee, which relies on a formula that takes into account certain performance-related factors, including (i) the actual revenues achieved by the Company compared with the Board-approved business plan estimate of the revenues to be achieved by the Company and (ii) the income before income taxes that is actually achieved by the Company compared with the Board-approved business plan estimate of the income before income taxes to be achieved by the Company. In fiscal year 2006, Mr. Otto was paid a signing bonus upon execution of his employment agreement in the amount of $25,000 and a bonus in an amount equal to 70% of the base salary the Company paid Mr. Otto between July 26, 2006 and September 30, 2006. During fiscal year 2006, the Committee granted Mr. Otto stock options to purchase 500,000 shares of Class A common stock at an exercise price of $1.91 per share. The Committee also approved, subject to stockholder approval, a grant of stock options to purchase 1,500,000 shares to Mr. Otto at an exercise price of the higher of (a) $1.91 per share and (b) the closing price of our Class A common stock on the date the grant is approved by the stockholders.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2006 fiscal year did not exceed the $1.0 million limit per officer, and the Company does not expect the non-performance-based compensation to be paid to its executive officers for the 2007 fiscal year to exceed that limit. However, assuming a committee comprised solely of outside directors as required by Section 162(m) makes all option grants to executive officers of the Company, any compensation deemed paid in connection with the exercise of future option grants made to executive officers under the 2000 Plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1.0 million limitation.

Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Company does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). The Company will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Jointly submitted by the Compensation Committee
and Special Stock Option Committee of the Board of
Directors,

Compensation Committee	Special Stock Option Committee

Stewart D. Personick, Chairman	Stewart D. Personick, Chairman
Hobart Birmingham	Hobart Birmingham
Yukimasa Shiga

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Optical Communication Products, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended September 30, 2006, which include the consolidated balance sheets of the Company as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended September 30, 2006, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Submitted by the Audit Committee of
the Board of Directors,

David Warnes, Chairman
Hobart Birmingham
Stewart D. Personick

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return for us, the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Index. The graph covers the five year period from September 30, 2001, through September 30, 2006 and assumes $100 was invested at the closing price on September 30, 2001 and any dividends were reinvested. No cash dividends have been declared on our Class A common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our Class A common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2001	2002	2003	2004	2005	2006
OCPI	$100.00	$33.19	$101.72	$90.09	$81.03	$84.91
Nasdaq	$100.00	$80.94	$120.79	$131.00	$150.23	$159.87
Nasdaq Telecom Index	$100.00	$68.41	$130.45	$146.07	$154.35	$170.66

NO INCORPORATION BY REFERENCE OR DEEMED FILING

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Joint Report on Executive Compensation by the Compensation and Special Stock Option Committees, the Audit Committee Report, the Audit Committee Charter referred to in this proxy statement, and the Stock Performance Graph are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

In addition to the indemnification provisions contained in our Certificate of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify our officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers’ and directors’ liability insurance if it is maintained for other officers and directors. These agreements do not require us to indemnify our directors and officers in situations where:

•	The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

•	A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

•	The officer’s or director’s conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or

•	A court determines that indemnification under the circumstances is not lawful.

The Furukawa Electric Co., Ltd.

We have worked closely with Furukawa, our majority stockholder, in the past, and we intend to continue to work closely with Furukawa in the future. We currently purchase the majority of our lasers from Furukawa and its related parties pursuant to a Master Purchase Agreement dated October 1, 2003. During the fiscal year ended September 30, 2006, we purchased these lasers from Furukawa and its related parties in the ordinary course of business. We also sell some of our subsystems and modules in the regular course of our business to Furukawa and several of its subsidiaries and affiliates. Our purchases from these related parties amounted to $21,233,952 for the year ended September 30, 2006. Our sales to these related parties amounted to $63,972 for the year ended September 30, 2006. Accounts receivable due to us from our related parties was $12,983 at September 30, 2006. Accounts payable due by us to our related parties was $2,142,263 at September 30, 2006.

Some of our directors are also executives of Furukawa. Mr. Yukimasa Shiga is the President of Furukawa Electric North America, Inc. Mr. Haruki Ogoshi, who became a director in July 2005, is the General Manager of the Optical Component Products Department Telecommunications Company of The Furukawa Electric Co., Ltd. Mr. Arinobu Sato, who also became a director in July 2005 is Manager of the Group Business Administration Department of The Furukawa Electric Co., Ltd.

We have entered into a registration rights agreement with The Furukawa Electric Co., Ltd., which includes demand registration rights and other standard rights and limitations.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope. A copy of our Annual Report on Form 10-K for the year ended September 30, 2006 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this annual meeting. This Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have filed an Annual Report on Form 10-K for the year ended September 30, 2006 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing Frederic T. Boyer, Chief Financial Officer, Optical Communication Products, Inc., 6101 Variel Avenue, Woodland Hills, California 91367.

By Order of the Board of Directors,

Philip F. Otto,
Director, Chief Executive Officer and President

Dated: December 28, 2006
Woodland Hills, California

APPENDIX A

OPTICAL COMMUNICATION PRODUCTS, INC.

2000 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2000 Stock Incentive Plan is intended to promote the interests of Optical Communication Products, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into four separate equity incentives programs:

•	the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

•	the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

•	the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

•	the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding

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options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F. Administration of the Director Fee Option Grant Programs shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

E. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 22,121,680 shares. Such reserve shall consist of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation’s stockholders, including the shares subject to

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outstanding options under the Predecessor Plans (approximately 6,591,680 shares), (ii) plus an additional increase of approximately 5,000,000 shares to be approved by the Corporation’s stockholders prior to the Underwriting Date.

B. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, or Section III of Article Five of the Plan shall not be available for subsequent issuance under the Plan.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (iv) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

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(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the

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Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility.  Incentive Options may only be granted to Employees.

B. Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. In the event of any Corporate Transaction, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the

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Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

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G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.	STOCK APPRECIATION RIGHTS

A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

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C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

I.	OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II.	OPTION TERMS

Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. Exercise Price.

1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Number of Option Shares.  The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66 2/3%), where

X is the number of option shares,

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A is the dollar amount by which the Optionee’s base salary is to be reduced for the calendar year pursuant to his or her election under the Salary Investment Option Grant Program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

C. Exercise and Term of Options.  The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D. Effect of Termination of Service.  Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.	CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service.

B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over while the Optionee remains in Service, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option held by him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no

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further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REMAINING TERMS

The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

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2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control.

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III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

DIRECTOR FEE OPTION GRANT PROGRAM

I.	OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the retainer fee election is in effect.

II.	OPTION TERMS

Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

A. Exercise Price.

1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Number of Option Shares.  The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66 2/3%), where

X is the number of option shares,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election under this Director Fee Option Grant Program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

C. Exercise and Term of Options.  The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D. Limited Transferability of Options.  Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such

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assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

E. Termination of Board Service.  Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

F. Death or Permanent Disability.  Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. To the extent such option is held by the Optionee at the time of his or death, that option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service or (iii) the surrender of the option in connection with a Hostile Take-Over.

B. In the event of a Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of

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the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option held by him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Director Fee Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REMAINING TERMS

The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE SIX

MISCELLANEOUS

I.	FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted under the Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes

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to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest to occur of (i) August 28, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on August 28, 2010, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for

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issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the Corporation’s Class A common stock.

E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. Corporation shall mean Optical Communication Products, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Optical Communication Products, Inc. which shall by appropriate action adopt the Plan.

G. Director Fee Option Grant Program shall mean the special stock option grant in effect for non-employee Board members under Article Five of the Plan.

H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

L. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

M. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

N. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

P. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, or Director Fee Option Grant Program.

S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

U. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Director Fee Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

V. Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as set forth in this document.

W. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

X. Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

Y. Predecessor Plans shall mean (i) the Corporation’s 1992 Stock Option Plan and (ii) the Corporation’s 2000 Stock Option/Stock Issuance Plan, as those plans are in effect immediately prior to the Plan Effective Date hereunder.

Z. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

AA. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

BB. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

EE. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

FF. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

GG. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

HH. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

JJ. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

KK. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

LL. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

MM. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

OPTICAL COMMUNICATION PRODUCTS, INC.
PROXY
Annual Meeting of Stockholders, January 24, 2007
This Proxy is Solicited on Behalf of the Board of Directors of
Optical Communication Products, Inc.
     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held January 24, 2007 and the Proxy Statement and appoints Philip F. Otto and Frederic T. Boyer, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Optical Communication Products, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 6101 Variel Avenue, Woodland Hills, California 91367 on Wednesday, January 24, 2007 at 10:00 a.m. Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
Please detach and return in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect eight directors of the Company to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

☐	FOR ALL NOMINEES	¢ Muoi Van Tran

¢ Philip F. Otto

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¢ Stewart D. Personick ¢ Hobart Birmingham

¢ David Warnes

☐	FOR ALL EXCEPT (See instructions below)	¢ Yukimasa Shiga ¢ Haruki Ogoshi

¢ Arinobu Sato

2.	To approve an amendment to the 2000 Stock Incentive Plan to increase the number of shares of Class A common stock reserved for issuance under the Plan by 10,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve a special grant of options covering 1,500,000 shares to Philip F. Otto.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending September 30, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
This Proxy when properly executed, will be vote as specified above. If no specification is made, this Proxy will be voted “FOR” the election of the directors listed at left and “For” the other listed proposals.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change your address on your account, please check the box at the right and indicate your new address in the address space above.	☐
Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder                      Date:
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.
Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder                      Date: